Exhibit 10.27

NCR ATLEOS CORPORATION DIRECTOR COMPENSATION PROGRAM
Effective October 18, 2023 PREAMBLE
This NCR Atleos Corporation Director Compensation Program (“Program”) is adopted effective October 18, 2023. The Program is approved and adopted by the Committee, as designated by the Board of Directors of the Company (the “Board”), pursuant to its authority under Article II of the NCR Atleos Corporation Stock Incentive Plan (as may be amended from time to time, the “Stock Incentive Plan”) to grant stock and other stock-based awards to non-employee directors and to determine the terms and conditions of such awards.
The Program is intended to provide competitive remuneration to individuals serving as non-employee members of the Board (each, a “Director”), and to align the interests of the Directors with the interests of the Company’s stockholders.
ARTICLE I

Definitions
1.1Committee means the Committee on Directors and Governance of the Board.
1.2Common Stock means the common stock of the Company, par value $0.01 per share.
1.3Company means NCR Atleos Corporation, a Maryland corporation, or any successor entity, as applicable.
1.4Deferred Stock Award means the annual retainer and/or meeting fees, if any, elected by a Participant to be deferred as set forth in ARTICLE III.
1.5Deferred Stock Grant means the annual, mid-year or initial equity grants, if any, elected by a Participant to be deferred as set forth in ARTICLE IV.
1.6Director means a member of the Board who is not an employee of the Company.
1.7Fair Market Value of a share of Common Stock as of a specified date means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock (the “Applicable Exchange”) on the trading date, or if shares of Common Stock were not traded on the Applicable Exchange on the trading date, then on the immediately preceding date on which shares of Common Stock were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.
1.8Participant means a Director, and any former Director entitled to payment of a benefit from the Program.
1.9Restricted Stock means shares of Common Stock bearing restrictions or conditions and issued to a Director pursuant to the Stock Incentive Plan.
1.10Restricted Stock Units means awards denominated in shares of Common Stock that will be settled in shares of Common Stock equal to the number of shares of Common Stock underlying such awards.
1.11Year of Service means the approximately 12 month period beginning on the date of an annual stockholders’ meeting of the Company and ending on the day before the Company’s annual stockholders’ meeting of the next following year, during which an individual serves as a Director.

Exhibit 10.27
ARTICLE II

Compensation
2.1Annual Compensation. Subject to the applicable terms and conditions of the Stock Incentive Plan, including any Director compensation cap or other applicable limit specified in Article III thereof, a Director will receive the compensation described in Sections 2.2 through 2.5 below, as determined by the Committee in its discretion, based on review of competitive data.
2.2Annual Retainer. For each Year of Service, a Director will receive an annual retainer as determined by the Committee, which may include an additional retainer amount for (i) committee chairs and members who serve on any committee of the Board, (ii) any lead independent director or (iii) non-executive chairperson of the Board. Directors who are newly elected to the Board after the annual stockholders’ meeting of the Company will receive a prorated annual retainer for the first Year of Service. A Director may elect to receive the retainer in cash, in Common Stock, or as a Deferred Stock Award, as described in ARTICLE III. If no election is made, the retainer will be paid in cash. If paid in cash or Common Stock, payment of 25% of the annual amount will be made in arrears on June 30, September 30, December 31, and March 31, provided the individual is serving as a Director on such dates. If the individual is not serving as a Director on any such date, the remaining amount of the retainer shall be forfeited.
If paid in Common Stock, the number of shares of Common Stock to be paid shall be determined by dividing the cash amount of the retainer due to the Director by the Fair Market Value of the Common Stock on the date the payment is due, rounding up to the next whole share.
2.3Meeting Fees. The Committee may determine that Directors will receive a meeting fee for each meeting attended, and may determine that committee chairs will determine whether a particular special meeting is subject to a meeting fee. Meeting fees, if any, will be paid quarterly at the same time as the retainer, for meetings attended in the immediately preceding quarter, and may be paid in cash, Common Stock or as a Deferred Stock Award as provided in Article III.
2.4Annual Equity Grant. At each annual stockholders’ meeting of the Company, each individual then serving as a Director or newly elected as a Director shall receive an equity grant under the Stock Incentive Plan, determined by the Committee, consisting of Restricted Stock, Restricted Stock Units and/or nonqualified stock options for Common Stock. In addition, the Committee may determine that the non-executive chairperson of the Board shall receive an equity grant under the Stock Incentive Plan, determined by the Committee, consisting of Restricted Stock, Restricted Stock Units and/or nonqualified stock options for Common Stock. If stock options are granted, the exercise price for each optioned share will be the Fair Market Value of one share of Common Stock on the grant date. The stock options will be fully vested and exercisable on the first anniversary of the grant, and will have a term of ten years from the date of grant. If Restricted Stock or Restricted Stock Units are awarded, the Committee may determine that the shares or units will be forfeited if the Director ceases to serve as a director during a restriction period determined by the Committee. If the annual equity grant is made in the form of Restricted Stock Units, a Director may elect to defer receipt of the Common Stock payable in respect of vested Restricted Stock Units as a Deferred Stock Grant as provided in ARTICLE IV.
2.5Mid-Year Equity Grants. The Committee in its discretion may grant stock options and/or awards of Restricted Stock or Restricted Stock Units, as described in Section 2.4, to Directors who are newly elected to the Board after the annual stockholders’ meeting. If Restricted Stock or Restricted Stock Units are awarded, the Committee may determine that the shares or units will be forfeited if the Director ceases to serve as a director during a restriction period determined by the Committee. If a mid-year equity grant is made in the form of Restricted Stock Units, a Director may elect to defer receipt of the Common Stock payable in respect of vested Restricted Stock Units as a Deferred Stock Grant as provided in ARTICLE IV.
2.6Initial Equity Grants. The Committee in its discretion may grant one-time stock options and/or awards of Restricted Stock or Restricted Stock Units, as described in Section 2.4, to Directors who are newly elected to the Board for the first time. If Restricted Stock or Restricted Stock Units are awarded, the Committee may determine that the shares or units will be forfeited if the Director ceases to serve as a director during a

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Exhibit 10.27

restriction period determined by the Committee. If an initial equity grant is made in the form of Restricted Stock Units, a Director may elect to defer receipt of the Common Stock payable in respect of vested Restricted Stock Units as a Deferred Stock Grant as provided in ARTICLE IV.
ARTICLE III
Deferred Stock Awards
3.1Election to Defer. For each calendar year, a Director may elect to defer receipt of pay for services relating to the retainer and meeting fees, if any, to be received in that calendar year, and receive such amounts instead as a Deferred Stock Award. The election must be made prior to the January 1 of the calendar year in which the services relating to the retainer or meeting fees will be rendered by a Director or such later date as is permitted by guidance issued under Section 409A of the Internal Revenue Code (the “Code”). The election to defer shall be irrevocable commencing on December 31 of the calendar year prior to the calendar year that such election is in effect. Notwithstanding the foregoing, a newly-elected Director may make an election within 30 days after the date of his or her election to the Board, which election shall become irrevocable as of the thirtieth (30th) day following the Director’s election to the Board (or such earlier date as specified on the deferral election form) and shall apply only to the unvested retainer and meeting fees for services to be performed after the deferral election becomes irrevocable. A new election to defer may be made for each subsequent calendar year, provided the deferral election is made prior to the January 1 of the calendar year and will be irrevocable for such calendar year. If a new election is not made, or a prior election is not revoked for the immediately succeeding calendar year, the most recent election to defer will remain in effect and be irrevocable for the following calendar year.
3.2Form of Election. The election to defer must be made in writing on a form provided by the Company.
3.3Deferral Periods. A Director may elect to receive the Deferred Stock Award at one of the following times:
(a)on the date of termination as a Director consistent with the definition of separation of service as defined pursuant to Section 409A of the Code, or
(b)in one to five equal annual installments, payable on April 30 of each year, beginning on the April 30 next following the date of termination as a Director consistent with the definition of separation of service as defined pursuant to Section 409A of the Code.
3.4Deferred Stock Awards. If a Director elects to receive the annual retainer and meeting fees, if any, as a Deferred Stock Award, the Company will maintain a deferred stock account credited, as of the date a payment of the retainer or meeting fee would have otherwise been paid, with a number of stock units equal to the shares of Common Stock (rounded up to the nearest whole share) that could have been purchased with the amount deferred as of such date at the Fair Market Value of the Common Stock on such date. As of the date any dividend is paid to stockholders of Common Stock, the Director’s deferred stock account shall also be credited with an additional number of stock units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased at the Fair Market Value on such date with the dividend paid on the number of shares of Common Stock equivalent to the number of share units credited to the Director’s deferred stock account. In case of dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the same time of distribution of the dividend, as determined by the Committee.
3.5Distribution of Deferred Stock Award. Payment of a Director’s Deferred Stock Award shall be made at the times elected by the Director at the time of his or her deferral election. Distribution shall be made in shares of Common Stock. The total number of shares of Common Stock that a Participant shall receive shall equal the number of stock units credited to the Participant’s deferred stock account as of the date of termination of the Participant’s service as a Director; provided that, in the case of a Participant who elects to receive the distribution in installments, such number of stock units shall be increased in accordance with Section 3.4 to reflect any dividends paid to stockholders of Common Stock during the period commencing on the date of termination of the Participant’s service as a Director and ending on the date that distribution of the Deferred

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Exhibit 10.27

Stock Award is complete. The shares of Common Stock distributed pursuant to this Section 3.5 shall be paid from, and shall count against the share reserve of, the Stock Incentive Plan.
ARTICLE IV

Deferred Stock Grants
4.1Election to Defer. If and to the extent Restricted Stock Units are granted to a Director in connection with the annual, mid-year or initial equity grants described in Sections 2.4, 2.5 and 2.6, respectively, a Director may elect to defer receipt of the Common Stock otherwise payable to the Director as such Restricted Stock Units vest. For the annual equity grant, the election to defer must be made prior to January 1 of the calendar year in which the grant is made. The election to defer shall be irrevocable commencing on December 31 of the calendar year prior to the calendar year that such election is in effect. To the extent permitted by the Committee, for the mid-year or initial equity grants for newly-elected Directors, such Directors may make the deferral election within 30 days after the date of his or her election to the Board, which election shall become irrevocable as of the thirtieth (30th) day following the Director’s election to the Board (or such earlier date as specified on the deferral election form) and shall apply only to the mid-year or initial equity grants for services to be performed after the deferral election becomes irrevocable.
A new deferral election for annual equity grants may be made for each subsequent calendar year, provided the election to defer is made prior to January 1 of that calendar year. If a new election is not made, or a prior election is not revoked for the immediately succeeding calendar year, the most recent election to defer will remain in effect and be irrevocable for the following calendar year. If no deferral election is made, the Common Stock payable as the Restricted Stock Units vest will be issued to the Director within 30 days after the applicable vesting date.
4.2Form of Election. The election to defer must be made in writing or electronically on a form provided by the Company.
4.3Deferral Periods. A Director may elect to receive the Common Stock at one of the times specified in Section
3.3 above.
4.4Deferred Stock Accounts. If a Director elects to defer receipt of the Common Stock otherwise payable in respect of Restricted Stock Units awarded as annual, mid-year or initial equity grants, the Company will maintain a deferred stock account credited, as of the date of election to the Board, with a number of stock units equal to the shares of Common Stock the Director was entitled to receive as such Restricted Stock Units vested. As of the date any dividend is paid to stockholders of Common Stock, the Director’s deferred stock account shall also be credited with an additional number of stock units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased at the Fair Market Value on such date with the dividend paid on the number of shares of Common Stock equivalent to the number of share units credited to the Director’s deferred stock account. In case of dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the same time of distribution of the dividend, as determined by the Committee. Any additional stock units credited pursuant to this Section shall be subject to all of the terms, conditions and restrictions, including vesting requirements, that apply to the underlying Restricted Stock Units that generated such additional stock units.
4.5Distribution of Deferred Stock Grant. Payment of a Director’s Deferred Stock Grant shall be made at the times elected by the Director at the time of deferral, in shares of Common Stock. The Participant shall receive the number of whole shares of Common Stock to which the amount of the distribution is equivalent. The shares of Common Stock shall be paid from, and shall count against the share reserve of, the Stock Incentive Plan.

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Exhibit 10.27

ARTICLE V

Distribution Upon Death
5.1Distribution Upon Death. In the event of the death of a Participant, whether before or after termination of service as a Director, any Deferred Stock Award or Deferred Stock Grant to which he or she was entitled shall be distributed in a lump sum to the Participant’s designated beneficiary, or if no beneficiary is designated, to the Participant’s estate. Distribution shall be made in shares of Common Stock. The total number of shares of Common Stock that shall be distributed shall be the number of stock units credited to the Participant’s deferred stock account as of the date of the Participant’s death. Distribution of a Participant’s stock options will be according to the terms of the stock option agreements.
5.2Designation of Beneficiary. A Participant may designate an individual or entity as his or her beneficiary to receive payment of any Deferred Stock Award, Deferred Stock Grant, or retainer or meeting fees due and unpaid on the date of the Participant’s death, by delivering a written or electronic designation to the Company. A Participant may from time to time revoke or change any such designation by delivering a written or electronic revocation to the Company. If there is no unrevoked designation on file with the Company at the time of the Participant’s death, or if the designated beneficiary has predeceased the Participant or otherwise ceased to exist, such distribution shall be made in accordance with the Participant’s will or in the absence of a will, to the administrator of the Participant’s estate. Distribution shall be made within 90 days after the Participant’s death.
ARTICLE VI
Administration
6.1Withholding Taxes. The Company shall deduct from all distributions under the Program any taxes required to be withheld by federal, state, local or foreign governments at the statutory withholding rate determined applicable in the discretion of the Company (up to the maximum required tax withholding rate) that will not result in an adverse accounting consequence or cost. If distributions are made in shares of Common Stock, the Company shall have the right to retain the value of sufficient shares equal to the amount of the tax required to be withheld with respect to such distributions. In lieu of withholding the value of shares, the Company may require a recipient of a distribution in Common Stock to reimburse the Company for any such taxes required to be withheld upon such terms and conditions as the Company may prescribe.
6.2Unfunded Nature of Program. This Program shall be unfunded. The funds used for payment of benefits hereunder shall, until such actual payment, continue to be part of the general funds of the Company, and no person other than the Company shall, by virtue of this Program, have any interest in any such funds. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under this Program, such right shall be no greater than the right of any unsecured general creditor of the Company.
6.3Non-alienation of Benefits. Except as otherwise provided by the Committee, no benefit under this Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, including assignment pursuant to a domestic relations order, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, or torts of the Participant.
6.4Acceleration Upon a Change in Control. As provided in Article X of the Stock Incentive Plan and applicable provisions of a Director’s individual award agreement or statement under this Program, the vesting1 of nonqualified stock options, Restricted Stock and Restricted Stock Units, and the payment of Deferred Stock Awards and Deferred Stock Grants, may accelerate upon the occurrence of a Change in Control. For purposes of the Program, Change in Control shall be applied to the extent necessary to comply with Section

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Exhibit 10.27

409A(a)(2)(a)(v) of the Code, and in Treasury Regulations issued pursuant to Section 409A(e) of the Code, rather than as defined in Article X of the Stock Incentive Plan.
6.5Amendment or Termination of the Program. The Committee at any time may amend or terminate the Program, provided that no such action shall adversely affect the right of any Participant or beneficiary to a benefit to which he or she has become entitled pursuant to the Program, and no amendment or termination of the Program can alter the Participant’s deferrals of compensation in noncompliance with Section 409A of the Code, or the rules and regulations issued pursuant thereto. Any amendment or termination of the Program that is inconsistent with, or in violation of Code Section 409A, shall be void and of no effect.
6.6Interpretation of the Program. The Program, as well as any payments and benefits under the Program, are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Program shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated service with the Company for purposes of the Program and no payment shall be due to the Participant under the Program until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Any payments described in the Program that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. The Committee shall have the sole authority to make any accelerated distributions permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants with respect to any deferred amounts, provided that such distributions meets the requirements of Treas. Reg. Section 1.409A-3(j)(4). The Company makes no representation that any or all of the payments or benefits described in this Program will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code. The Chief Human Resources Officer and the General Counsel of the Company are delegated the responsibility to interpret and administer the Program consistent with Section 409A of the Code and to take necessary action pursuant to this Section 6.6 and Section 6.5 to assure that the Program is administered consistent with such provisions.

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